Exhibit 10.2

PROMISSORY NOTE

$35,000,000	New York, New York

October 4, 2016

FOR VALUE RECEIVED, SandRidge Realty, LLC, an Oklahoma limited liability company (“Borrower”), promises to pay to Fir Tree E&P Holdings II, LLC, a Delaware limited liability company (“Fir Tree”), and SOLA LTD, a Cayman Islands exempted company (“Solus”; and together with Fir Tree and certain other co-lenders from time to time, together with their successors and assigns, collectively, “Lender”), the principal sum of Thirty-Five Million and NO/100 Dollars ($35,000,000.00) (the “Principal Balance”), with interest on the Principal Balance, until paid in full, at the rates per annum hereinafter specified, in coin or currency, which, at the time or times of payment, is legal tender for the payment of public and private debts in the United States of America, all in accordance with the terms hereinafter set forth. Unless the context otherwise indicates, capitalized terms not otherwise defined herein shall have the meanings provided for such terms on Exhibit A attached hereto and made a part hereof.

1. Interest; Payments. From and after the date hereof, and until the date on which this Note (as defined below) is paid in full, interest on the unpaid Principal Balance shall accrue at the Loan Rate and be payable as hereinafter provided.

(a) Borrower shall pay interest on the unpaid Principal Balance from the date hereof through and including the Maturity Date.

(b) On each January 1st and July 1st thereafter (each, a “Payment Date”) through and including the month in which the Maturity Date occurs, Borrower shall pay interest on the unpaid Principal Balance which has accrued through and including the day immediately preceding such Payment Date at the Loan Rate. Notwithstanding the foregoing, from the date hereof through the earlier of: (x) the date that is forty-six (46) months following the date hereof; (y) the date that is ninety (90) days following the refinancing or repayment of all of the indebtedness and other sums owing and/or payable under the First Lien Credit Agreement and/or the other First Lien Credit Documents; and (z) September 30, 2020 (such earlier date, the “PIK Date”), interest shall be payable in-kind and added to the Principal Balance of this Note on each Payment Date and shall thereafter accrue at the Loan Rate. On each Payment Date occurring after the PIK Date, interest shall be payable in cash, by wire transfer, or automated clearing house payment, as directed by Lender.

(c) The entire unpaid Principal Balance (including deferred and capitalized interest) and all unpaid interest accrued thereon together with any other amounts due under this Note shall be due and payable in full on the Maturity Date.

(d) All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

(e) This Note is being issued pursuant to the Amended Joint Chapter 11 Plan of Reorganization of SandRidge Energy, Inc. and its Debtor Affiliates filed in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (Case No. 16-32488 (DRJ)), dated September 2, 2016 (Docket No. 839) (the “Plan”) and was purchased by affiliates of Fir Tree and Solus at an auction held pursuant to the Plan. The Principal Balance of this Note on the date hereof is Thirty-Five Million and NO/100 Dollars ($35,000,000) and all interest and deferred interest due under this Note shall be calculated based on such Principal Balance. If under applicable law, the difference between the amount advanced and the stated Principal Balance is deemed to be a loan finance charge, said loan finance charge will be deemed earned on the date hereof in consideration of the making of the Loan evidenced by this Note, will be capitalized and added to the amount advanced, and interest will accrue on said capitalized loan finance charge. To induce Lender to make the Loan, Borrower hereby waives and releases to the fullest extent permitted by applicable law any claim of usury or clogging of its equity of redemption under the Mortgage, as hereinafter defined, by reason of having to pay the difference between the amount advanced and the Principal Balance, and interest thereon, whether characterized as additional principal or a loan finance charge.

2. Making of Payments. Each payment by Borrower hereunder shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 1:00 p.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any such payment shall be stated to be due on a day that is not a business day, such payment shall be made on the next business day. All such payments shall be made irrespective of, and without any deduction, set-off or counterclaim whatsoever (each of which is hereby waived) and are payable without relief from valuation and appraisement laws (each of which is hereby waived, except as specifically otherwise provided in the Mortgage with respect to judicial foreclosure thereof) and with all costs and charges incurred in the collection or enforcement thereof, including attorneys’ fees and court costs. Remittances in payment of any part of the Indebtedness other than in the required amount in immediately available U.S. funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in immediately available U.S. funds.

3. Calculation of Interest. Interest payable hereunder shall compound monthly. All interest payable hereunder shall be computed of the actual number of days elapsed over a 360-day year.

4. Default Rate. Upon the occurrence of an Event of Default (as defined in the Mortgage) (except to the extent such Event of Default has been waived in Lender’s sole discretion), the entire unpaid Principal Balance shall bear interest at the Default Rate, and shall be payable upon demand from time to time, to the extent permitted by applicable law.

5. Maximum Rate. Borrower and Lender agree that no payment of interest or other consideration made or agreed to be made by Borrower to Lender pursuant to this Promissory Note (together with any renewals, extensions, amendments or supplements hereof, this “Note”), the Mortgage or any other instrument referring to or securing this Note shall, at any time, be deemed to have been computed at an interest rate in excess of the maximum rate of interest or loan finance charge permissible by law, if any. In the event such payments of interest or other consideration provided for in this Note, the Mortgage or any other instrument referring to or securing this Note shall result in payment of an effective rate of interest or loan finance charge which, for any period of time, is in excess of the limit of the usury law or any other law applicable to the Loan, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party or parties hereto, be applied to the Principal Balance (or any portion thereof designated by Lender) immediately upon receipt of such monies by Lender with the same force and effect as though Borrower had specifically designated, and Lender had agreed to accept, such extra payments as a principal payment, without premium or penalty. If the Principal Balance has been fully paid, any such excess amount shall be refunded to Borrower. This provision shall control over every other obligation of Borrower and Lender hereunder, under the Mortgage and under any instrument which secures this Note.

6. Order of Payment Application. Except upon the occurrence of an Event of Default (except to the extent such Event of Default has been waived in Lender’s sole discretion), all proceeds of any repayment, including any prepayments of the Principal Balance, shall be applied, to the extent thereof, by Lender in the following order of priority: First, to costs and expenses of Lender pursuant to the Loan Documents (as defined below); Second, to current unpaid interest at the applicable interest rate described herein; Third, to accrued and unpaid interest at the applicable interest rate described herein; Fourth, to the Principal Balance; and Fifth, to any other amounts then due and owing under the Loan Documents. Upon the occurrence of an Event of Default, all proceeds of repayment, including any payment or recovery on the Mortgaged Property (whether through foreclosure, deed-in-lieu of foreclosure, or otherwise) shall, unless otherwise provided in the Loan Documents, be applied in such order and in such manner as Lender shall elect in Lender’s sole and absolute discretion.

7. Loan Documents. The payment and performance of this Note is secured by (i) the Mortgage, Security Agreement and Fixture Filing made by Borrower in favor of Lender, dated as of the date hereof and covering the Mortgaged Property (the “Mortgage”), (ii) that certain Environmental Indemnification Agreement made by Borrower in favor of Lender, dated as of the date hereof (the “Environmental Indemnity Agreement”), (iii) that certain Guaranty of Recourse Obligations executed by Borrower in favor of Lender, dated as of the date hereof (the “Guaranty Agreement”), (iv) that certain Assignment of Leases and Rents executed by Borrower in favor of Lender, dated as of the date hereof (the “ALR”), (v) that certain Assignment of Contracts and Other Agreements executed by Borrower in favor of Lender, dated as of the date hereof (the “Assignment”), and (vi) such other documents and instruments executed and delivered by Borrower to Lender in connection with the Loan (such documents and instruments, together with the Mortgage, the Environmental Indemnity Agreement, the Guaranty Agreement, the ALR, and the Assignment, as the same may be amended, modified or supplemented from time to time, are referred to herein collectively as, the “Loan Documents” and in individually as, a “Loan Document”).

8. Prepayment. This Note shall not be prepayable except upon Lender’s prior written consent or as provided in Section 5 above. Notwithstanding the foregoing, commencing on the date on which all of the indebtedness and other sums owing and/or payable under the First Lien Credit Agreement and/or the other First Lien Credit Documents have been paid in full, Borrower may prepay this Note in whole or in part at any time, at par, and from time to time during the term hereof upon ten (10) days’ prior written notice to Lender, without any prepayment premium or penalty, subject to the application of payments provisions set forth in Section 6 above.

9. Remedies. All of the terms, covenants and conditions contained in the Mortgage and Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. If Borrower’s obligations under this Note, the Mortgage or the other Loan Documents are enforced by Lender through an attorney-at-law, or any payment due under this Note, the Mortgage or the Loan Documents is collected by or through an attorney-at-law or collection agency, Borrower agrees to pay all costs incurred by Lender in connection therewith, including, but not limited to, reasonable fees and disbursements of legal counsel, collection agency costs, whether or not suit be brought, and any and all costs or fees arising as a result of the filing of or during the course of any case under any bankruptcy laws with respect to Borrower or its affiliates.

10. Time. Time is of the essence hereof in the performance of all obligations of Borrower hereunder.

11. Events of Default. The occurrence of an “Event of Default” under the Mortgage shall constitute an Event of Default under this Note. Upon the occurrence of an Event of Default, Lender shall have the rights to declare the unpaid Principal Balance and accrued but unpaid interest on this Note, and all other amounts due hereunder and under the other Loan Documents, to be immediately due and payable (and upon such declaration, the same shall be immediately due and payable), to foreclose any liens and security interests securing payment hereof and to exercise any of its other rights, powers and remedies under this Note, under any other Loan Document, or at law or in equity.

12. No Modification. This Note, and any of the provisions hereof, cannot be altered, modified, amended, waived, extended, changed, discharged or terminated orally or by any act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any alteration, modification, amendment, waiver, extension, change, discharge or termination is sought.

13. Successors and Assigns. Lender shall have the right at any time and from time to time (i) to sell or otherwise transfer this Note, the Loan or any portion thereof or the Loan Documents or any interest therein to one or more investors and (ii) to sell participation interests in the Loan to one or more investors, provided that Lender provides Borrower with the name and address of any transferee and the principal amount and interest transferred, so that Borrower can maintain a register with respect to the Note. The terms of this Note shall bind Borrower and its successors and assigns and inure to the benefit of Lender and its successors and assigns.

14. Commercial Purpose. Borrower warrants that the Loan is being made solely to acquire or carry on a business or commercial enterprise, and/or Borrower is a business or commercial organization. Borrower further warrants that all of the proceeds of this Note shall be used for commercial purposes and stipulates that the Loan shall be construed for all purposes as a commercial loan, and is made for other than personal, family, household or agricultural purposes.

15. Miscellaneous. Borrower and each co-maker, endorser, surety and guarantor hereby waives demand for payment, presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of intent to foreclose on any collateral securing this Note, all other notices as to this Note, diligence in collection as to each and every payment due hereunder, and all other requirements necessary to charge or hold such person or entity to any obligation hereunder, and agrees that without any notice Lender may take additional security herefor or may release any or all security herefor, or alone or together with any present or future owner or owners of any property covered by the Mortgage or by any other Loan Documents, may from time to time extend, renew, or otherwise modify the date or dates or amount or amounts of payment above recited, or Lender may from time to time release any part or parts of the property and interest subject to the Mortgage or the other Loan Documents from the Mortgage and/or the other Loan Documents, with or without consideration, and that, in any such case, Borrower and each co-maker, endorser, surety and guarantor shall continue to be bound hereby and to be liable to pay the unpaid balance of the Indebtedness, as so additionally secured, extended, renewed or modified, and notwithstanding any such release, and further agrees to indemnify Lender against and hold Lender harmless from and pay all costs and expenses of collection, including court costs and attorneys’ fees (prior to trial, at trial and on appeal) incurred in collecting the Indebtedness, or in exercising or defending, or obtaining the right to exercise, the rights of Lender hereunder, under any Loan Document, whether suit be brought or not, and in foreclosure, in bankruptcy, insolvency, arrangement, reorganization and other debtor-relief proceedings, in probate, in other court proceedings, or otherwise, whether or not Lender prevails therein, and all costs and expenses incurred by Lender in protecting or preserving the property and interests which are subject to the Mortgage and/or the other Loan Documents.

16. No Waiver. Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by Lender. All rights and remedies of Lender under the terms of this Note, under the terms of any Loan Document, and under any statutes or rules of law shall be cumulative and may be exercised successively or concurrently. Borrower agrees that Lender shall be entitled to all the rights of a holder in due course of negotiable instruments. Any provision of this Note which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.

17. Non-Recourse.

(a) Lender agrees that it will look solely to the Mortgaged Property to secure the repayment of the Indebtedness. No other property or assets of Borrower, or any beneficial owner of Borrower, or any partner, member, manager, shareholder, director, trustee, officer or principal of Borrower, or such beneficial owner or any transferee permitted pursuant to the Loan Documents or the respective successors and assigns of any of the foregoing (collectively, “Non-Recourse Parties”) shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Lender, or for any payment required to be made under this Note or any of the other Loan Documents or for the performance of any of the covenants or warranties contained in the Loan Documents, and Lender agrees that it shall have no right to proceed against the Non-Recourse Parties for the satisfaction of any of the foregoing or for any deficiency judgment, except as may be necessary to enforce its rights in any of the Mortgaged Property, other collateral, or Rents (as defined in the Mortgage) or other funds held by a receiver of the Mortgaged Property, after foreclosure of the Mortgage.

(b) The foregoing provisions of Section 17(a) shall not (i) constitute a waiver of the obligations secured by or arising under the Mortgage, this Note or the other Loan Documents, (ii) limit the right of Lender to name Borrower, the beneficial owner of Borrower or the partners, members or principals of the Non-Recourse Parties as parties in any action or suit for judicial foreclosure and sale under the Mortgage (or in an action following the foreclosure of the Mortgage by judicial action or power of sale to recover any funds held by a receiver collected during the pendency of a foreclosure action or proceeding), this Note or the other Loan Documents or with respect to any other remedies available to Lender thereunder, so long as no monetary judgment shall be enforced against Borrower or any partner, member or principal of Borrower, or any other Non-Recourse Party, (iii) release, reduce or impair this Note, the Indebtedness, or the lien of the Mortgage, (iv) prevent or in any way hinder Lender from exercising any remedy available to Lender under this Note or any of the Loan Documents including, without limitation, the appointment of a receiver or naming Borrower or, if necessary in order to ensure the availability of Lender’s remedies as set forth in the Loan Documents, any person, entity, association or joint venture (“Person”) owning an interest in Borrower in any action, suit or proceeding in connection with the exercise of any such remedy, as long as no monetary judgment, including a deficiency judgment, shall be enforced against any assets of Borrower or any Person owning an interest in Borrower, other than the Mortgaged Property or such other collateral, or (v) release or limit the liability of Borrower under the Environmental Indemnity Agreement or the Guaranty Agreement or affect in any way the validity or enforceability of the Guaranty Agreement or the Environmental Indemnity Agreement.

(c) Notwithstanding any provision hereof or in any Loan Document to the contrary, including, without limitation, Section 17(a) above, Borrower shall be personally liable hereunder for any and all liabilities, obligations, losses, damages, costs, expenses (including reasonable attorneys’ fees, costs and disbursements), causes of action, suits, claims, demands and judgments paid, imposed upon Lender or to which Lender may be subject as a result of Borrower or any affiliate, indemnitor, agent or employee of Borrower (all such liability and obligation of Borrower for any or all of the following being referred to herein as “Borrower’s Recourse Obligations”):

(1) misapplying, misappropriating or the conversion by Borrower of any loan proceeds or funds received in connection with the Mortgaged Property, including, without limitation, funds from insurance policies or condemnation awards, proceeds or other amounts in connection with a condemnation of the Mortgaged Property in violation of the Loan Documents;

(2) committing waste, arson or damage to the Mortgaged Property or any portion thereof, or removing or disposing of any portion of the Mortgaged Property in violation of the terms of the Loan Documents;

(3) failing to comply with Sections 1.14 (Hazardous Substances) or 1.15 (Environmental Regulations) of the Mortgage and any other provision of the Loan Documents relating to hazardous or toxic substances or compliance with environmental laws and regulations from and after the date hereof;

(4) any fraud or intentional misrepresentation or statement by Borrower in connection with the Loan;

(5) any willful misconduct, gross negligence or criminal acts committed by Borrower;

(6) failure to pay any transfer taxes, recording taxes, deed stamps, mortgage taxes, intangible taxes or other amounts in the nature of transfer taxes, mortgage taxes, or recording taxes, charges or fees or similar charges required to be paid under all applicable law in connection with the filing or foreclosure of the Note or Mortgage;

(7) failure to obtain and maintain insurance and the Policies (as defined in the Mortgage) as set forth in Section 1.7 of the Mortgage;

(8) failure to pay any taxes when due as set forth in the Mortgage;

(9) violating any provision set forth in Section 1.19 (Permitted Indebtedness) of the Mortgage or any other provisions of the Loan Documents relating to impermissible debt.

Notwithstanding anything to the contrary in this Note, including, without limitations, Sections 17(a) and (b) above, or in any of the other Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b) 1111(b) or any other provision of the U.S. Bankruptcy Code, as amended, or any successor thereto, or similar provisions under applicable state law, to file a claim for the full amount of the Indebtedness owing to Lender in accordance with this Note and the other Loan Documents or to require that all collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with this Note, and (B) Lender’s agreement not to pursue personal liability of Borrower as set forth above SHALL BECOME NULL AND VOID and shall be of no further force and effect, and the Indebtedness evidenced by this Note shall be fully recourse to Borrower in the event that one or more of the following occurs (each, a “Springing Recourse Event”): (1) a transfer or encumbrance of the Mortgaged Property in violation of Section 1.11 of the Mortgage, or (2) the occurrence of any event of condition described in Section 3.1(c) of the Mortgage; provided, however, with respect to any event of condition described in Section 3.1(c) of the Mortgage, only if Borrower or any Person owning an interest (directly or indirectly) in Borrower consents to, aids, solicits, supports, or otherwise cooperates or colludes to cause such condition or event or fails to contest such event or condition.

18. Waiver of Jury Trial. BORROWER AND LENDER EACH HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE, JUDICIAL PROCEEDING, CLAIM OR CONTROVERSY IN CONNECTION WITH THIS NOTE, THE MORTGAGE OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

19. Governing Law. THIS NOTE WAS NEGOTIATED, EXECUTED AND DELIVERED IN THE STATE OF NEW YORK, IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY LAWS OF THE UNITED STATES OF AMERICA APPLICABLE TO LENDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY RIGHT TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE, AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND ANY LAWS OF THE UNITED STATES OF AMERICA APPLICABLE TO LENDER.

20. Venue; Jurisdiction. AT THE OPTION OF LENDER, THIS NOTE, THE MORTGAGE AND THE OTHER LOAN DOCUMENTS MAY BE ENFORCED (A) IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT IN WHICH THE MORTGAGED PROPERTY LIES, (B) IN THE DISTRICT COURT SITTING IN THE COUNTY IN WHICH THE MORTGAGED PROPERTY IS LOCATED, OR (C) IN THE STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK; BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURTS AND WAIVES ANY ARGUMENT THAT JURISDICTION IN SUCH FORUMS IS NOT PROPER OR THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT ANY ACTION IS COMMENCED IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS NOTE, THE MORTGAGE OR THE OTHER LOAN DOCUMENTS, LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

21. Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Note, nor consent to any departure by Borrower therefrom, shall in any event be effective, unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

22. Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Note, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Note or to declare a default for failure to effect prompt payment of any such other amount.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered as of the date first set forth above.

BORROWER:

SANDRIDGE REALTY, LLC, an Oklahoma limited liability company

By:	/s/ Julian Bott
Name:	Julian Bott
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Promissory Note]

EXHIBIT A

DEFINITIONS

“Default Rate” shall mean the Loan Rate plus 4% per annum.

“Effective Date” shall mean the date first above written.

“First Lien Credit Agreement” shall mean that certain Credit Agreement dated as of October     , 2016, by and among SandRidge, as the borrower, Royal Bank of Canada, as Administrative Agent and L/C Issuer (as such terms are defined therein), and each Lender (as defined therein) from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time).

“First Lien Credit Documents” shall mean the First Lien Credit Agreement and all other documents and instruments entered into by SandRidge and/or any of its direct or indirect subsidiaries or other affiliates with, or in favor of, Royal Bank of Canada, as Administrative Agent and/or L/C Issuer (as such terms are defined in the First Lien Credit Agreement) and, as applicable, the Lenders (as defined in the First Lien Credit Agreement), in connection with the First Lien Credit Agreement (in each case, as amended, restated, supplemented or otherwise modified from time to time).

“Indebtedness” shall mean any and all of the indebtedness to Lender evidenced, governed or secured by or arising under this Note or any other Loan Document.

“Loan” shall mean the loan evidenced by this Note.

“Loan Rate” shall mean a rate of interest as in effect from time to time equal to the following: (i) with respect to the period beginning on the Effective Date and ending on the day that immediately precedes the first anniversary thereof, six percent (6.00%) per annum; (ii) with respect to the period beginning on the first anniversary of the Effective Date and ending on the day that immediately precedes the second anniversary of the Effective Date, eight percent (8.00%) per annum; and (iii) with respect to the period beginning on the second anniversary of the Effective Date and ending on the Maturity Date, ten percent (10.00%) per annum.

“Maturity Date” shall mean the date that is two days prior to the fifth (5th) anniversary of the Effective Date.

“Mortgaged Property” shall have the meaning ascribed to such term in the Mortgage.

“SandRidge” shall mean SandRidge Energy, Inc., a Delaware corporation.